UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2008 (January 23, 2008)

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SECURITY CAPITAL ASSURANCE LTD
(Exact name of registrant as specified in its charter)

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Bermuda	001-32950	Not applicable
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

A.S. Cooper Building, 26 Reid Street, 4th Floor, Hamilton, Bermuda HM 11
(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 279 7450

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01           Other Events.

           On January 23, 2008, Fitch Ratings (“Fitch”) announced certain ratings actions on Security Capital Assurance Ltd (“SCA”) and its operating subsidiaries. Fitch downgraded the Insurer Financial Strength rating of XL Capital Assurance Inc. (“XLCA”), XL Capital Assurance (U.K.) Ltd. and XL Financial Assurance Ltd. (“XLFA”) to “A” from “AAA”. SCA’s Long Term Issuer Rating was downgraded to “BBB” from “AA” and SCA’s Fixed/Floating Series A Perpetual Non-cumulative Preference Shares were downgraded to “BBB-” from “AA-”. SCA’s Twins Reefs Pass-Through Trust Securities were downgraded to “BBB” from “AA”. In addition, Fitch announced that the ratings remain on Rating Watch Negative. Fitch noted that the downgrades follow SCA’s announcement on January 23, 2008 that SCA has determined not to raise new capital at the present time.

           In taking the ratings actions described above, Fitch had the following comments:

            “As Fitch announced on Dec. 12, 2007, when it placed SCA on Rating Watch Negative, the company has a modeled capital shortfall of more than $2 billion at the ‘AAA’ rating threshold. The downgrade places XLCA and XLFA’s insurer financial strength (IFS) ratings at a level commensurate with an ‘A’ rating stress level under Fitch’s most recent capital modeling.

            “The downgrade of the IFS ratings to ‘A’ coupled with the continuation of the Negative Rating Watch, reflects the significant uncertainty with respect to the company’s franchise, business model and strategic direction; uncertain capital markets and the impact of SCA’s recent decisions on future financial flexibility; the company’s future capital strategy; ultimate loss levels in its insured portfolio; and the challenges in the financial guaranty market overall. Fitch expects to resolve the Negative Rating Watch after the agency evaluates these various qualitative factors, as well as the progress SCA makes with respect its ongoing future capital enhancement plans.

            “The downgrade in the holding company debt ratings reflects greater uncertainties surrounding SCA’s future earnings and ability to pay dividends on its Fixed/Floating Series A Perpetual Non-cumulative Preference Shares, together with movement to the more typical notching used at the ‘A’ IFS rating level.

            “Fitch notes that when it placed SCA on Rating Watch on Dec. 12, 2007, the agency stated if a downgrade were to occur, it would expect the IFS rating of XLCA and XLFA to be downgraded to the ‘AA’ rating category, assuming little change to the company’s current capital position. However, that view assumed SCA would have likely addressed at least a portion of its capital shortfall. While Fitch believes SCA continues to work towards addressing its capital enhancement plan, to date progress has fallen materially short of Fitch’s prior expectations. Fitch will comment on the impact of the downgrade of SCA’s IFS rating on the ratings of securities insured by XLCA in a separate release.”

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY CAPITAL ASSURANCE LTD
(Registrant)

Date: January 24, 2008	By:	/s/ Thomas W. Currie
Name: Thomas W. Currie
Title: Senior Vice President